WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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Schedule I
DEKALB GENETICS CORPORATION
SAVINGS AND INVESTMENT PLAN

ITEM 27a--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
As of August 31, 1998
(Employer Identification Number 36-3586793, Plan Number 002)

Identity of Issuer, Borrower,
  Lessor or Similar Party      Number of Units        Cost         Market
____________________________  __________________  ____________  ____________
           ______                    ____         __            __

*T. ROWE PRICE POOLED EQUITY
FUNDS:
Blue Chip Growth Fund          1,533,504.584       $             $
                               shares             37,557,668    36,129,368
Equity Income Fund             1,940,431.555
                               shares             50,756,227    46,473,336
Summit Cash Reserves Fund      10,515,812.13
                               shares             10,515,812    10,515,812
Spectrum Income Fund           1,633,863.533
                               shares             19,117,108    18,413,642
DEKALB Stable Value Fund       18,537,532.99
                               shares             18,537,533    18,537,533
DEKALB Stock Fund              341,533.079 shares
                                                  3,750,874     29,585,303
International Stock Fund       62,732.006 shares
                                                  956,985       846,255
New Horizons Fund              48,502.468 shares
                                                  1,208,799     888,080
Equity Index Trust             155,988.426 shares
                                                  4,443,181     3,846,675
Pfizer Stock Fund              3,043 shares
                                                  55,724        316,479
Loan Fund                      Interest rates
                               from 7% to 11%
                                                  1,325,706     1,325,706
                                                  ____________  ____________
                                                  ___           ___

                                                  $             $
                                                  148,225,617   166,878,189
                                                  ============  ============
                                                  ===           ===

*Party in interest.
The accompanying notes are an integral part of this schedule.




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Schedule II
DEKALB GENETICS CORPORATION
SAVINGS AND INVESTMENT PLAN

ITEM 27d--SCHEDULE OF REPORTABLE TRANSACTIONS
For the Year Ended August 31, 1998
(Employer Identification Number 36-3586793, Plan Number 002)



                                 Purchase      Selling         Cost        Current       Net Gain
                                                                           Value
Identity of Party                Price         Price        of Asset      of Asset      or Loss
____________________________  ____________  ____________  ____________  ____________  ____________
______                             __            __            __            __            __

*CITIBANK, N.A. LIQUID RESERVE
FUND--Commingled Employee
Benefit Trust:
Purchases                      $             $             $             $             $
                              103,104,558   0             103,104,558   103,104,558   0
Sales
                              0             120,288,214   120,288,214   120,288,214   0
*T. ROWE PRICE POOLED EQUITY
FUNDS:
Blue Chip Growth Fund-
Purchases
                              39,593,609    0             39,593,609    39,593,609    0
Sales
                              0             0             0             0             0
Equity Income Fund-
Purchases
                              56,909,787    0             56,909,787    56,909,787    0
Sales
                              0             6,496,430     6,199,423     6,496,430     297,007
Summit Cash Reserves Fund-
Purchases
                              11,706,147    0             11,706,147    11,706,147    0
Sales
                              0             1,190,100     1,190,100     1,190,100     0
Spectrum Income Fund-
Purchases
                              19,764,310    0             19,764,310    19,764,310    0
Sales
                              0             651,853       648,442       651,853       3,411
DeKALB Stable Value Fund-
Purchases
                              20,452,775    0             20,452,775    20,452,775    0
Sales
                              0             1,915,066     1,915,066     1,915,066     0
DeKALB Stock Fund-
Purchases
                              4,160,433     0             4,160,433     4,160,433     0
Sales
                              0             3,802,542     458,812       3,802,542     3,343,730
                              ============  ============  ============  ============  ============
                              ===           ===           ===           ===           ===
*Party-in-interest transaction.
The accompanying notes are an integral part of this schedule.




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